AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 8th day of March, 2010, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Winslow and Brown Advisory funds listed on Exhibit Q attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit Q to the Agreement is hereby superseded and replaced with Exhibit Q attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name:Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit Q
to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series                                                                                                Date Added

Winslow Green Growth Fund                                                                        February 11, 2008
Winslow Green Solutions Fund                                                                    February 11, 2008

Brown Advisory Growth Equity Fund                                                         on or after April 12, 2010
Brown Advisory Value Equity Fund                                                            on or after April 12, 2010
Brown Advisory Flexible Value Fund                                                          on or after April 12, 2010
Brown Advisory Small-Cap Growth Fund                                                   on or after April 12, 2010
Brown Cardinal Small Companies Fund                                                       on or after April 12, 2010
Brown Advisory Small-Cap Fundamental Value Fund                              on or after April 12, 2010
Brown Advisory Opportunity Fund                                                             on or after April 12, 2010
Brown Advisory Core International Fund                                                   on or after April 12, 2010
Brown Advisory Maryland Bond Fund                                                       on or after April 12, 2010
Brown Advisory Intermediate Income Fund                                               on or after April 12, 2010

WINSLOW and BROWN FUNDS at March, 2010

Fund Administration, Fund Accounting, Transfer Agent Services
Annual Fees for the Brown Advisory Funds Complex
8 basis points on the first $750 million in assets
6 basis points on the next $750 million in assets
5 basis points on the next $2 billion
3 basis points on all assets above $3.5 billion
Subject to a minimum of $90,000 per fund per year determined and applied in aggregate across all funds (up to a maximum of 2 classes per fund, or 3 classes for the Brown Advisory Small-Cap Growth Fund)

Domestic Custody Services
0.3 basis point (3/10 of 1 basis point) on all assets, plus transaction fees

Portfolio Transaction Fees (buy or sell):

$4.00 per book entry DTC transaction/Federal Reserve transaction/principal paydown
$6.00 per short sale
$7.00 per U.S. Bank repurchase agreement transaction
$8.00 per option/future contract written, exercised or expired
$15.00 per mutual fund trade/Fed wire/margin variation Fed wire
$25.00 per physical security transaction
$150.00 per segregated account per year

Overdrafts – charged to the account at prime interest rate plus 2.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting, electronic board communications, E-statements/compliance services, 22c-2 tracking.

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Servicing Agreement

Additional Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, Audit. legal, insurance, print/mail, postage, stationery, envelopes, 15c reporting, programming, service/data conversion, record retention, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, DST Select Reports, travel to required board meeting.

Pricing, corporate actions, and factor services (these fees are considered Out-of-pocket expenses):
•	$.10 Domestic, Canadian Equities and all options
•	$.50 Corp/Gov/Agency Bonds
•	$.80 CMO's
•	$.50 International Equities and Bonds
•	$.80 Municipal Bonds
•	$.80 Money Market Instruments
•	$125 /fund/month - Mutual Fund Pricing
•	$2.00 /foreign equity Security/Month Corporate Actions
•	$125 /month Manual Security Pricing (>10/day)
•	Factor Services (BondBuyer)
•	$1.50 /CMO/month
•	$.25 /Mortgage Backed/month

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Servicing Agreement GLOBAL SUB-CUSTODIAL SERVICES – ANNUAL FEE SCHEDULE at March, 2010
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	15.00	$40	Latvia	Bonds	25.00	$90
Australia	All	2.00	$30	Lebanon	All	25.00	$90
Austria	All	3.50	$35	Lithuania	All	20.00	$50
Bahrain	All	50.00	$140	Luxembourg	All	4.00	$25
Bangladesh	All	40.00	$150	Malaysia	All	6.00	$80
Belgium	All	2.50	$45	Mali*	All	40.00	$155
Benin*	All	40.00	$155	Malta	All	22.00	$75
Bermuda	All	15.00	$60	Mauritius	All	30.00	$100
Botswana	All	25.00	$50	Mexico	All	3.00	$20
Brazil	All	15.00	$35	Morocco	All	35.00	$100
Bulgaria	All	40.00	$80	Namibia	All	30.00	$50
Burkina Faso*	All	40.00	$155	Netherlands	All	3.00	$25
Canada	All	1.25	$12	New Zealand	All	3.00	$40
Cayman Islands*	All	1.00	$10	Niger*	All	40.00	$155
Channel Islands*	All	1.50	$25	Nigeria	All	30.0	$50
Chile	All	20.00	$60	Norway	All	3.00	$45
China“A” Shares	All	15.00	$65	Oman	All	50.00	$140
China“B” Shares	All	15.00	$65	Pakistan	All	30.00	$100
Columbia	All	40.00	$100	Peru	All	45.00	$105
Costa Rica	All	15.00	$60	Philippines	All	8.00	$75
Croatia	All	35.00	$65	Poland	All	25.00	$50
Cyprus*	All	15.00	$45	Portugal	All	15.00	$85
Czech Republic	All	20.00	$50	Qatar	All	45.00	$140
Denmark	All	3.00	$50	Romania	All	35.00	$100
Ecuador	All	35.00	$65	Russia	Equities/Bonds	30.00	$200
Egypt	All	40.00	$100	Russia	MINFIN	15.00	$50
Estonia	All	7.00	$25	Senegal*	All	40.00	$155
Euromarkets(3)	All	1.50	$10	Singapore	All	3.00	$40
Finland	All	5.00	$45	Slovak Republic	All	25.00	$110
France	All	2.50	$45	Slovenia	All	25.00	$110
Germany	All	1.00	$30	South Africa	All	3.00	$15
Ghana	All	25.00	$50	South Korea	All	10.00	$20
Greece	All	20.00	$105	Spain	All	3.00	$50
Guinea Bissau*	All	50.00	$155	Sri Lanka	All	15.00	$60
Hong Kong	All	6.00	$60	Swaziland	All	30.00	$50
Hungary	All	35.00	$135	Sweden	All	2.00	$45
Iceland	All	15.00	$60	Switzerland	All	2.00	$50
India	All	10.00	$105	Taiwan	All	20.00	$100
Indonesia	All	12.00	$100	Thailand	All	6.00	$45
Ireland	Equities	3.00	$30	Togo*	All	40.00	$155
Ireland	Gov’t Bonds	1.50	$10	Trinidad & Tobago*	All	30.00	$65
Israel	All	15.00	$45	Tunisia	All	40.00	$45
Italy	All	3.00	$50	Turkey	All	15.00	$15
Ivory Coast	All	40.00	$155	UAE	All	45.00	$130
Jamaica*	All	35.00	$50	United Kingdom	All	1.50	$10
Japan	All	1.50	$15	Ukraine	All	30.00	$45
Jordan	All	40.00	$125	Uruguay	All	50.00	$65
Kazakhstan	All	60.00	$150	Venezuela	All	40.00	$125
Kenya	All	30.00	$50	Vietnam*	All	40.00	$130
Latvia	Equities	15.00	$75	Zambia	All	30.00	$50
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets

▪	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.
▪	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Servicing Agreement
INTERNET SERVICES ANNUAL FEE SCHEDULE at March, 2010

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only
• Inquiry – $0.05 per event
• Per broker ID – $5.00 per month per ID
Transaction Processing
• Implementation – $5,000 per management company
• Transaction – purchase, redeem, exchange, literature order – $0.25 per event
• New Account Set-up – may contain multiple fund/accounts – $3.00 per event
• Monthly Minimum Charge – $500.00 per month

FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Select (Fund Groups under 50,000 open accounts) – Standard Web services with the following options added:
NASU (new account on-line application), Systematic Purchase, Systematic Redemption
• Implementation – $12,000 per fund group – includes up to 10 hours of technical/BSA support
• Annual Base Fee – $18,000 per year (annual base fee increases to $36,000 per year when the fund group exceeds 50,000 open accounts)
2. Customization – $165.00 per hour
3. Activity (Session) Fees:
• Inquiry – $0.15 per event
• Account Maintenance – $0.25 per event
• Transaction – financial transactions, reorder statements, etc. – $0.50 per event
• New Account Set-up – $3.00 per event

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee – file generation and delivery – $6,000 per year
Per Record Charge
• Rep/Branch/ID – $0.018
• Dealer – $0.012
• Price Files – $0.0175

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Servicing Agreement

CHIEF COMPLIANCE OFFICER SERVICES ANNUAL FEE SCHEDULE at March, 2010

Chief Compliance Officer Services

U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison for All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training

Chief Compliance Officer (CCO)
• $8,000 / fund (subject to change based on Board review and approval) plus
• $6,000 / sub-advisor per fund

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the five (5) fee schedules on this Exhibit Q.
Brown Investment Advisory Incorporated

By:_______________________________

Name:____________________________

Title:_____________________________        Date:________________________